Exhibit 99.1

Synacor Reports Strong Q1 Earnings, Exceeding Q1 Guidance

•	Company initiates segment reporting for its Software & Services and Portal & Advertising businesses

•	Q1 2019 GAAP net loss of $2.2 million, adjusted net loss of $1.2 million; significantly improved from adjusted net loss of $2.4 million in Q1 2018

•	Adjusted EBITDA of $1.7 million, up 179% from $0.6 million in the year-ago quarter

•	Revenue of $31.8 million, in line with guidance; software revenue of $11.2 million grew 4.4% from the year-ago quarter

•	96 new customers and 184 contract expansions for Zimbra email and collaboration platform

BUFFALO, N.Y., May 8, 2019 - Synacor, Inc. (Nasdaq: SYNC), the trusted technology, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, governments and enterprises, today announced its financial results for the first quarter ended March 31, 2019.

“Our strong Q1 results reflect our continuing focus on profitability and software revenue,” said Himesh Bhise, Synacor’s chief executive officer. “Our total revenue was in line with expectations, while adjusted EBITDA exceeded guidance and was 179% higher than a year ago.”

“We have initiated segment reporting for software and advertising to provide greater investor visibility into how we are optimizing performance in each of these businesses, and to better reflect the overall strength of Synacor,” added Bhise.

Recent Highlights

•

Signed Hughes Network Systems, the world’s leading provider of broadband satellite networks and services and a leading managed services provider, as Synacor’s first Zimbra X software-operated service provider customer in the United States. In addition to email, the four-year deal includes a renewal for portal services.

•	Zimbra customer wins in Q1 include 96 new deployments and 184 deal expansions

•	Zimbra ACTIV8 European Tour showcased the Company’s product and roadmap to more than 60 channel partners, including business service providers and value added resellers

•	Synacor’s Cloud ID now live with first active end users via ETI reseller partnership; multiple operators scheduled to migrate their TV Everywhere integrations to Cloud ID

Financial Results

Revenue: For the first quarter of 2019, total revenue was $31.8 million, solidly in line with the Company’s financial guidance, and down from $32.9 million in the first quarter of 2018.

Software & Services revenue totaled $11.2 million in the first quarter of 2019, compared with $10.7 million in the first quarter of 2018. Portal & Advertising revenue totaled $20.7 million in the first quarter of 2019, compared with $22.2 million in the year-ago period.

Net Income: For the first quarter of 2019, GAAP net loss narrowed to $2.2 million, or $(0.06) per share. Adjusted net loss was $1.2 million or $(0.03) per share, compared with an adjusted net loss of $2.4 million, or $(0.06) per share, in the first quarter of 2018. Adjusted net loss excludes capitalized software impairment and certain legal and professional fees.

Adjusted EBITDA: In the first quarter of 2019, adjusted EBITDA increased 179% to $1.7 million from $0.6 million for the first quarter of 2018. Adjusted EBITDA excludes stock-based compensation, other income and expense, capitalized software impairment and certain legal and professional fees.

On a segment basis, adjusted EBITDA margin was 25% for Software & Services and 13% for Portal & Advertising.

Cash: The Company ended the first quarter of 2019 with $13.5 million in cash and cash equivalents, compared with $15.9 million at the end of the fourth quarter of 2018.

Guidance

Based on information available as of May 8, 2019, the Company is providing financial guidance for the second quarter and is reaffirming full year 2019 guidance as follows:

•

Q2 2019 Guidance: Revenue for the second quarter of 2019 is projected to be in the range of $31 million to $33 million. The Company expects to report a net loss of $1.6 million to $2.1 million and adjusted EBITDA of $1.1 million to $1.6 million.

•

Fiscal 2019 Guidance: Revenue for full year 2019 is expected to be in the range of $137 million to $145 million. The Company expects to report a net loss in the range of $2.2 million to $4.2 million and adjusted EBITDA in the range of $10 million to $12 million.

Conference Call Details

Synacor will host a conference call today at 5:00 p.m. ET to discuss the first-quarter 2019 financial results. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please log in approximately 10 minutes prior to the webcast. The call may be accessed toll-free via phone at (833) 235-2655, with conference ID 2069004, or callers outside the U.S. may dial (647) 689-4151. Following completion of the call, a recorded webcast replay will be available on Synacor’s website. To listen to the telephone replay through May 15, 2019, call toll-free (800) 585-8367, or callers outside the U.S. may dial (416) 621-4642.

About Synacor

Synacor (Nasdaq: SYNC) is the trusted technology development, multiplatform services and revenue partner for video, Internet and communications providers, device manufacturers, governments and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

We report adjusted net loss and adjusted diluted earnings per share because we believe these measures provide investors with additional information to assess our financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures. For a reconciliation of our GAAP Condensed Consolidated Statements of Operations to our adjusted non-GAAP measures, please refer to the table “Reconciliation of Adjusted Financial Measures” in this press release.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, its second-quarter 2019 guidance, the statements and quotations from management and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies, including the loss of a significant customer; execution against our agreement with AT&T; the pace and degree to which the AT&T portal can be monetized; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Company’s most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of May 8, 2019, and Synacor undertakes no duty to update this information.

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$13,494	$15,921
Accounts receivable, net	21,007	25,567
Prepaid expenses and other current assets	4,300	3,779

Total current assets	38,801	45,267
Property and equipment, net	17,688	18,707
Operating lease right-of-use assets	9,041	—
Goodwill	15,944	15,941
Intangible assets	10,017	10,553
Other assets	906	995

Total Assets	$92,397	$91,463

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,569	$19,174
Accrued expenses and other current liabilities	4,610	7,849
Current portion of deferred revenue	5,994	6,672
Current portion of long-term debt and finance leases	2,245	2,328
Current portion of operating lease liabilities	4,578	—

Total current liabilities	34,996	36,023
Long-term portion debt and finance leases	824	1,367
Deferred revenue	2,208	2,214
Long-term portion of operating lease liabilities	4,642	—
Deferred income taxes	250	231
Other long-term liabilities	303	457

Total Liabilities	43,223	40,292

Stockholders’ Equity:
Common stock	399	399
Treasury stock	(1,899)	(1,899)
Additional paid-in capital	145,123	144,739
Accumulated deficit	(93,970)	(91,726)
Accumulated other comprehensive loss	(479)	(342)

Total stockholders’ equity	49,174	51,171

Total Liabilities and Stockholders’ Equity	$92,397	$91,463

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2019	2018
Revenue
Software & Services	$11,158	$10,685
Portal & Advertising	20,666	22,230

Total Revenue	31,824	32,915

Costs and operating expenses:
Cost of revenue - Software & Services (1)	3,503	3,108
Cost of revenue - Portal & Advertising (1)	13,003	12,427
Technology and development (1)(2)	4,546	6,369
Sales and marketing (2)	5,991	5,936
General and administrative (1)(2)	4,465	5,017
Depreciation and amortization	2,435	2,435

Total costs and operating expenses	33,943	35,292

Loss from operations	(2,119)	(2,377)
Other income - net	216	119
Interest expense	(64)	(97)

Loss before income taxes	(1,967)	(2,355)
Provision for income taxes	277	20

Net loss	$(2,244)	$(2,375)

Net loss per share:
Basic	$(0.06)	$(0.06)

Diluted	$(0.06)	$(0.06)

Weighted average shares used to compute net loss per share:
Basic	39,038,642	38,794,165

Diluted	39,038,642	38,794,165

Notes:
(1) Exclusive of depreciation and amortization shown separately.
(2) Includes stock-based compensation as follows:

	Three months ended March 31,
	2019	2018
Technology and development	$103	$134
Sales and marketing	115	138
General and administrative	113	281

	$331	$553

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(2,244)	$(2,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,487	2,435
Capitalized software impairment	226	—
Stock-based compensation expense	331	553
Provision for deferred income taxes	20	(39)
Change in allowance for doubtful accounts	38	—
Change in operating assets and liabilities:
Accounts receivable, net	4,522	7,517
Prepaid expenses and other assets	(521)	(942)
Other long-term assets	89	—
Operating lease right-of-use assets, net	1,231	—
Accounts payable, accrued expenses and other liabilities	(4,598)	(9,821)
Deferred revenue	(684)	(872)
Operating lease liabilities	(1,202)	—

Net cash used in operating activities	(305)	(3,544)

Cash Flows from Investing Activities:
Purchases of property and equipment	(1,325)	(1,924)

Net cash used in investing activities	(1,325)	(1,924)

Cash Flows from Financing Activities:
Payments on long-term debt and finance leases	(694)	(520)
Proceeds from exercise of common stock options	37	18

Net cash used in financing activities	(657)	(502)

Effect of exchange rate changes on cash and cash equivalents	(140)	(81)

Net decrease in Cash and Cash Equivalents	(2,427)	(6,051)
Cash and Cash Equivalents at beginning of period	15,921	22,476

Cash and Cash Equivalents at end of period	$13,494	$16,425

Synacor, Inc.

Segment Results

(In thousands except percentages)

(Unaudited)

Effective March 31, 2019, the Company concluded that we now have two reportable segments which were determined on the basis of the products and services provided to customers, identified as follows:

(i) Software & Services, which includes email / collaboration (Zimbra) and identity management (Cloud ID).

(ii) Portal & Advertising, which includes managed portals and advertising solutions for publishers.

The following table presents the key segment financial measures for the periods indicated. Please refer to the Reconciliation of GAAP to Non-GAAP Measures schedule for the reconciliation of Adjusted EBITDA.

	Three months ended March 31,
	2019	2018	% Change
Segment Revenue:
Software & Services	$11,158	$10,685	4.4%
Portal & Advertising	20,666	22,230	-7.0%

Total	$31,824	$32,915	-3.3%

Segment Adjusted EBITDA:
Software & Services	$2,794	$2,497	11.9%
Portal & Advertising	2,621	3,048	-14.0%
Unallocated Corporate G&A Expense	(3,711)	(4,934)	-24.8%

Total	$1,704	$611	178.9%

Segment Adjusted EBITDA margin*:
Software & Services	25.0%	23.4%	160 bps
Portal & Advertising	12.7%	13.7%	-100 bps

Total	5.4%	1.9%	350 bps

*	Adjusted EBITDA as a percent of revenue

The following tables presents a disaggregation of segment revenue for the periods indicated based upon the accounting definition of revenue recognition:

(i) Recurring = revenue recognized over time

(ii) Non-recurring = revenue recognized at a point in time

	Three months ended March 31,
	2019	2018	% Change
Software & Services Revenue:
Recurring	$8,514	$8,324	2.3%
Non-recurring	2,284	1,899	20.3%
Discontinued Products**	360	462	-22.1%

Total	$11,158	$10,685	4.4%

Portal & Advertising Revenue:
Recurring	$1,506	$2,087	-27.8%
Non-recurring	19,160	20,143	-4.9%

Total	$20,666	$22,230	-7.0%

Total Revenue:
Recurring	$10,020	$10,411	-3.8%
Non-recurring	21,444	22,042	-2.7%
Discontinued Products**	360	462	-22.1%

Total	$31,824	$32,915	-3.3%

**	VAM video product line which was discontinued during Q1 2019.

Synacor, Inc.

Reconciliation of Adjusted Financial Measures

(In thousands except per share amounts)

(Unaudited)

	Three months ended March 31, 2019
	Per GAAP Statements	Capitalized Software Impairment	Certain Legal & Professional Fees	Adjusted Non- GAAP
Revenue
Software & Services	$11,158			$11,158
Portal & Advertising	20,666			20,666

Total Revenue	$31,824	—	—	$31,824

Costs and operating expenses:
Cost of revenue - Software & Services (1)	3,503			3,503
Cost of revenue - Portal & Advertising (1)	13,003			13,003
Technology and development (1)(2)	4,546			4,546
Sales and marketing (2)	5,991			5,991
General and administrative (1)(2)	4,465	(226)	(779)	3,460
Depreciation and amortization	2,435			2,435

Total costs and operating expenses	33,943	(226)	(779)	32,938

Loss from operations	(2,119)	226	779	(1,114)
Other income - net	216			216
Interest expense	(64)			(64)

Loss before income taxes	(1,967)	226	779	(962)
Provision for income taxes (3)	277			277

Net loss	$(2,244)	$226	$779	$(1,239)

Diluted EPS	$(0.06)	$0.01	$0.02	$(0.03)

	Three months ended March 31, 2018
	Per GAAP Statements	Capitalized Software Impairment	Certain Legal & Professional Fees	Adjusted Non- GAAP
Revenue
Software & Services	$10,685			$10,685
Portal & Advertising	22,230			22,230

Total Revenue	$32,915	—	—	$32,915

Costs and operating expenses:
Cost of revenue - Software & Services (1)	3,108			3,108
Cost of revenue - Portal & Advertising (1)	12,427			12,427
Technology and development (1)(2)	6,369			6,369
Sales and marketing (2)	5,936			5,936
General and administrative (1)(2)	5,017			5,017
Depreciation and amortization	2,435			2,435

Total costs and operating expenses	35,292	—	—	35,292

Loss from operations	(2,377)	—	—	(2,377)
Other income - net	119			119
Interest expense	(97)			(97)

Loss before income taxes	(2,355)	—	—	(2,355)
Provision for income taxes (3)	20			20

Net loss	$(2,375)	$—	$—	$(2,375)

Diluted EPS	$(0.06)	$—	$—	$(0.06)

Notes:

(1)	Exclusive of depreciation and amortization shown separately.
(2)	Includes stock-based compensation
(3)	No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three months ended March 31,
	2019	2018
Reconciliation of Adjusted EBITDA:
Net loss	$(2,244)	$(2,375)
Provision for income taxes	277	20
Interest expense	64	97
Other income - net	(216)	(119)
Depreciation and amortization	2,487	2,435
Capitalized software impairment	226	—
Stock-based compensation expense	331	553
Certain legal expenses*	266	—
Certain professional services fees**	513	—

Adjusted EBITDA	$1,704	$611

*

“Certain legal expenses” includes legal fees and other related expenses associated with legal proceedings outside the ordinary course of our business, including the class action securities litigation, and arbitration costs related to the dissolution of a former joint venture.

**	“Certain professional services fees” includes fees and expenses related to merger and acquisition activities.

Synacor Guidance Reconciliation

(In millions)

(Unaudited)

	Q2-2019	FY 2019
Net Loss	$(1.6) - $(2.1)	$(2.2) - $(4.2)
Taxes, Interest & Other Income/Expense	0.3	1.2
Depreciation & Amortization	2.5	10.0
Stock-based Compensation	0.4	2.0
Certain Legal and Professional Fees	—	0.8
Capitalized Software Impairment	—	0.2

Adjusted EBITDA	$1.1 - $1.6	$10.0 - $12.0

Contacts

Investor Contact:

David Calusdian

Sharon Merrill Associates

ir@synacor.com

617-542-5300